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                                                                    Exhibit 12.1

                            Atmos Energy Corporation
               Computation of Pro Forma Earnings to Fixed Charges

                                              Nine months        Year Ended
                                            ended June 30,      September 30,
                                            --------------     --------------
                                                 2004               2003
                                            --------------     --------------
Income from continuing operations
    before provision for income taxes
    and cumulative effect of accounting
    change per statement of income          $      213,908     $      185,224
Add:
    Portion of rents representative of
      the interest factor                            2,660              3,626
    Interest on debt & amortization
      of debt expense                               99,508            130,329
                                            --------------     --------------
        Income as adjusted                  $      316,076     $      319,179
                                            ==============     ==============

Fixed charges:
    Interest on debt & amortization
      of debt expense (1)                   $       99,508     $      130,329
    Capitalized interest (2)                           802                623
    Capitalized expenses related
      to indebtedness (3)                                -                  -
    Rents                                            7,981             10,878
    Portion of rents representative of
      the interest factor (4)                        2,660              3,626
                                            --------------     --------------
        Fixed charges (1)+(2)+(3)+(4)       $      102,970     $      134,578
                                            ==============     ==============

Ratio of earnings to fixed charges                    3.07               2.37
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